Exhibit 6(viii) under Form N-1A
                                          Exhibit 1 under Item 601/Reg. S-K

                                 Exhibit L
                                  to the
                          Distributor's Contract

                                STAR FUNDS

                            STAR TREASURY FUND
                               TRUST SHARES



     In consideration of the mutual covenants set forth in the Distributor's Contract dated November 15, 1990 between Star Funds and Federated Securities Corp., Star Funds executes and delivers this Exhibit on behalf of the Funds, and with respect to the separate Class of Shares thereof, first set forth in this Exhibit.

     Witness the due execution hereof this 1st day of December, 1996.


ATTEST:                       STAR FUNDS



                              By:
C. Grant Anderson              William H. Zimmer III
Secretary                      Trustee

(SEAL)

ATTEST:                       FEDERATED SECURITIES CORP.



                              By:
Byron F. Bowman                David M. Taylor
Secretary                      Executive Vice President

(SEAL)